UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2015, DreamWorks Animation SKG, Inc. (the “Company”) held its Annual Meeting of Stockholders. The agenda items for such meeting are shown below along with the vote of the Company’s Class A and Class B common stock, voting together as a single class, with respect to such agenda items.

1.	Election of seven directors to serve for the ensuing year or until their successors are duly elected and qualified.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey Katzenberg	153,424,560	22,296,447	12,322,111
Harry Brittenham	174,549,874	1,171,133	12,322,111
Thomas E. Freston	156,234,576	19,486,431	12,322,111
Lucian Grainge	156,234,926	19,486,081	12,322,111
Mellody Hobson	152,453,582	23,267,425	12,322,111
Jason Kilar	175,416,451	304,556	12,322,111
Michael Montgomery	175,415,434	305,573	12,322,111

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Number of Votes
Votes for	187,838,870
Votes against	183,343
Votes abstained	20,905

3.	An advisory vote to approve named executive officer compensation.

Number of Votes
Votes for	153,107,232
Votes against	22,546,259
Votes abstained	67,516
Broker non-votes	12,322,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: May 29, 2015	By:	/s/ Andrew Chang
Andrew Chang
General Counsel and Secretary